UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conidtion.

On March 28, 2023, SomaLogic, Inc. issued a press release announcing results for the fourth quarter ended December 31, 2022. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

Effective as of 5:00 p.m. ET on March 28, 2023 (the “Effective Time”), SomaLogic, Inc. (the “Company”) appointed Adam Taich as its Interim Chief Executive Officer. Mr. Taich, age 48, joined the Company in November 2021 and has served as its Executive Vice President of Life Sciences, heading the Company’s Life Sciences business since April 2022. Prior to that, Mr. Taich spent 19 years at ThermoFisher Scientific, a global supplier of scientific instrumentation, reagents, and software services, in various roles with increasing responsibilities, including as VP & General Manager – Molecular Biology, from 2020 to 2021, Vice President – Strategy and Business Development, from 2018 to 2020, VP & General Manager – Protein and Cell Analysis, from 2016 to 2018, VP & General Manager – Global Services and Support, from 2013 to 2016, and in various other roles from 2004 to 2013. In connection with Mr. Taich’s appointment as Interim CEO, Troy Cox will step down as Executive Chair but will continue to serve as a member of the Company’s Board of Directors (the “Board”).

In connection with his appointment as Interim Chief Executive Officer, the Company provided Mr. Taich with an employment letter, pursuant to which Mr. Taich will be paid an annual base salary of $600,000. Mr. Taich will also be eligible for (i) a target annual bonus of 100% of his base salary, (ii) a one-time equity grant with an expected grant date notional value of $209,000 in the form of 95,000 stock options under the Company’s 2021 Omnibus Incentive Plan, with the shares underlying the option vesting 25% one year after the grant date and the remaining shares vesting in equal monthly installments thereafter , and (iii) participation in the Company’s Key Employee Severance Plan as a Tier 1 participant. Additionally, Mr. Taich is eligible to participate in the Company’s executive benefits program, including insurance benefits and the Company’s 401(k) and retirement plans. The foregoing summary of Mr. Taich’s employment letter does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

On March 28, 2023, the Company and Dr. Roy Smythe, the Company’s Chief Executive Officer and a member of the Board, announced that Dr. Smythe will be resigning as the Company’s Chief Executive Officer and as a member of the Board, effective as of the Effective Time, to pursue other opportunities. In connection with his departure, Dr. Smythe will be eligible for the benefits available under the Company’s Key Employee Severance Plan (the “Plan”) contemplated in the case of a “Qualifying Termination” for a Tier 1 participant under the Plan. Additionally, the Company and Dr. Smythe entered into a Separation Agreement and General Release (the “Separation Agreement”), which provides for, among other things, the following: (i) the Company has agreed that a “Change of Control Termination” under the Plan may occur “six months prior to, or twelve (12) months after” a “Termination Without Cause” or a resignation for “Good Reason” (as each is defined in the Plan); (ii) in the event of a “Qualifying Termination” that does not constitute a “Change in Control Termination” under the Plan, the Company will extend the exercise period for his vested options as of his departure date through the two-year anniversary thereof; and (iii) in the event that the Company undergoes a “Change in Control” (as defined in the Plan) within the six months following his departure date, the Company has agreed to (a) the payment of an additional six (6) months of base salary; (b) the payment of Dr. Smythe’s full incentive bonus as contemplated in Section 4(a) of the Plan; (c) an extension of Dr. Smythe’s “COBRA Payment Period” (as defined in the Plan) for an additional six (6) months; and (d) the acceleration of all of Dr. Smythe’s outstanding and unvested compensatory equity awards subject to service-based vesting in accordance with Section 4(c)(i) of the Plan. In addition, Dr. Smythe has agreed to certain ongoing obligations and to provide certain releases and waivers as contained in the Separation Agreement. Dr. Smythe will not be entitled to any severance or any other arrangement following his separation except as provided in the Plan and his Separation Agreement The Company’s management team and the Board of Directors would like to extend their thanks to Dr. Smythe for his years of service to the Company.

Board Transitions

Effective as of the Effective Time, the Company appointed Jason Ryan, Tom Carey, Kathy Hibbs, and Tycho Peterson to serve as members of the Board. The Board has not determined the committees to which the new members will be appointed. All of the new members will participate in the same compensation plans as the other non-employee members of the Board, as presently described under “Non-Employee Director Compensation” in the Company’s proxy statement dated April 25, 2022 for its 2022 annual meeting of stockholders.

Mr. Ryan will serve as Chairman of the Board. He will also serve as a Class I director and stand for re-election at the 2025 annual meeting of stockholders. Mr. Ryan has decades of experience as a financial and operational leader across the life sciences industry and most recently served as Chief Financial Officer and Chief Operating Officer of Magenta Therapeutics. Mr. Carey will serve as a Class III director and stand for re-election at the Company’s 2024 annual meeting of stockholders. Mr. Carey has over twenty-five years of experience in executive search and consulting within the life sciences sector and most recently served as founder and managing partner of the Perspective Group, a boutique life sciences board and executive search firm. Ms. Hibbs will serve as a Class II director and stand for re-election at the Company’s 2023 annual meeting of stockholders. Ms. Hibbs has more than 20 years of experience in the clinical laboratory and medical device industries and currently serves as the Chief Administrative Officer for 23andMe. Mr. Peterson will also serve as a Class II director and stand for re-election at Company’s the 2023 annual meeting of stockholders. Mr. Peterson was appointed Chief Financial Officer of Adaptive Biotechnologies last year and prior to that held a 23-year tenure with J.P. Morgan Chase & Co., where he served as Managing Director, life science tools and diagnostics in the health care group.

Effective March 27, 2023, Charles M. Lillis informed the Company of his retirement from the Board of Directors, effective immediately. The decision by Dr. Lillis to retire was due to and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company’s management team and the Board of Directors would like to extend their thanks to Dr. Lillis for his service to the Board. Also effective March 27, 2023, Ted Meisel informed the Company of his retirement from the Board of Directors, effective immediately. The decision by Mr. Meisel to retire was due to and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company’s management team and the Board of Directors would like to extend their thanks to Mr. Meisel for his service to the Board.

Item 7.01 Regulation FD Disclosure.

On March 28, 2023, the Company issued a press release announcing, in addition to its results for the fourth quarter ended December 31, 2022, the changes to its management team and Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 2.02, 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Letter, dated March 24, 2023, between SomaLogic, Inc. and Adam Taich
99.1	Press release dated March 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SomaLogic, Inc.
(Registrant)

By:	/s/ Ruben Gutierrez
Name:	Ruben Gutierrez
Title:	General Counsel

March 28, 2023

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